Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Fidelity D & D Bancorp, Inc. of our report dated March 20, 2023, relating to the consolidated financial statements of Fidelity D & D Bancorp, Inc., appearing in the Annual Report on Form 10-K of Fidelity D & D Bancorp, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania

May 3, 2023